UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 4, 2013

Date of Report (Date of earliest event reported)

M&F bancorp, inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-27307	56-1980549
State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2634 Durham-Chapel Hill Boulevard Durham, North Carolina	27707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 683-1521

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

		Page

Item 5.07	Submission of Matters to a Vote of Security Holders	3

Signatures		4

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Item 5.07	Submission of Matters to a Vote of Security Holders

On June 4, 2013, M&F Bancorp, Inc. (“Bancorp”) held its Annual Meeting of Stockholders.  Of the 2,031,377 shares of common stock outstanding as of the record date for the meeting, 1,455,202 shares were present at the meeting in person or by proxy.  The results of the meeting are as follows:

1)	Election of seven directors, each for a term of one year:

	Number of Shares
Nominee	Votes For	Votes Withheld	Broker Non-Votes
Willie T. Closs, Jr.	1,026,078	36,869	392,255
Michael L. Lawrence	1,026,058	36,889	392,255
Joseph M. Sansom	1,050,952	11,995	392,255
Kim D. Saunders	1,038,052	24,895	392,255
James H. Speed, Jr.	1,037,842	25,105	392,255
James A. Stewart	1,051,488	11,459	392,255
Connie J. White	1,024,498	38,449	392,255

The seven nominees for election as directors each received a plurality of the shares cast and were duly elected directors.

2)	Non-binding advisory resolution to approve the compensation of Bancorp’s named executive officers:

Number of Shares
Votes For	Votes Against	Abstentions	Broker Non-Votes
1,016,306	27,123	19,518	392,255

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

3)	Ratification of the appointment of Elliott Davis, PLLC as Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

Number of Shares
Votes For	Votes Against	Abstentions	Broker Non-Votes
1,423,476	17,885	13,841	-

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&F BANCORP, INC.

Dated: June 7, 2013	/s/ Kim D. Saunders
Signature

	Name:	Kim D. Saunders
	Title:	President and Chief Executive Officer

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